UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 16, 2003

DIGITAL RIVER, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (952) 253-1234

Item 5.  Other Events.

On July 16, 2003, Digital River, Inc., a Delaware corporation (“Digital River”), issued a press release announcing its financial results for the fiscal quarter ended June 30, 2003 and certain other information.  A copy of this press release is attached as Exhibit 99.1 hereto.

On July 16, 2003, Digital River also issued a press release announcing an e-commerce agreement with Macromedia, Inc. A copy of this press release is attached as Exhibit 99.2 hereto.

Exhibit 99.1 contains certain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. To supplement our consolidated financial statements presented in accordance with GAAP, Digital River uses non-GAAP measures of net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses. We believe that these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating results. In addition, because we have historically reported certain non-GAAP results to investors, we believe the inclusion of non-GAAP results provides consistency in our financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. These non-GAAP measures included in the attached press release have been reconciled to the nearest GAAP measure. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

99.1.  Press release dated July 16, 2003 containing financial information for Digital River, Inc. for the quarter ended June 30, 2003 and certain other information.

99.2.  Press release dated July 16, 2003 announcing an e-commerce agreement between Digital River, Inc. and Macromedia, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

	By:	/s/ Carter D. Hicks
Name: Carter D. Hicks
Title: Chief Financial Officer

Date: July 16, 2003

Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 16, 2003 containing financial information for Digital River, Inc. for the quarter ended June 30, 2003.

99.2	Press release dated July 16, 2003 announcing an e-commerce agreement between Digital River, Inc. and Macromedia, Inc.